Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Announces Financial Results for Second Quarter 2006
Net Sales Rise 81.8% on Increase in Patient Population to over 16,500

MELVILLE, N.Y., August 8, 2006 - Allion Healthcare, Inc. (NASDAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, today announced financial results for the second quarter and six months ended June 30, 2006.

Second Quarter 2006 Highlights:
✓	Achieved 81.8% growth in net sales to $52.0 million from the second quarter of 2005;

✓	Grew operating income 260% to $553,000 from the second quarter last year;

✓	Increased the number of patients served to 16,556 for June 2006, up 96.6% from June 2005 and 32.4% from March 2006;

✓	Implemented updated version of Oris software; and

✓	Completed the acquisitions of H&H Drug Stores, Inc. and Whittier Goodrich Pharmacy, Inc.

Other Highlights:
✓	Acquired St. Jude Pharmacy & Surgical Supply Corp. in July 2006; and

✓	Requalified for the third time for specialty pharmacy reimbursement under New York legislation that authorizes the more favorable rates through March 2007.

Second Quarter 2006 Financial Results
Net sales increased 81.8% for the second quarter of 2006 to $52.0 million from $28.6 million for the second quarter of 2005. Gross profit for the quarter rose 76.4% to $7.3 million or 14.1% of net sales, while operating income increased 260% to $553,000 from $154,000 for the second quarter of 2005. The Company had nonrecurring selling, general and administrative expenses of approximately $290,000 for the second quarter of 2006, from legal, accounting and other expenses related to the restatement and related SEC inquiry. Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other income were $1.5 million and $541,000 for the second quarter of 2006 and 2005, respectively. An explanation and reconciliation of net income under generally accepted accounting principles (GAAP) to EBITDA excluding other income is provided below. Net income for the second quarter of 2006 was $662,000 or $0.04 per diluted share.

Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare, remarked, “We are pleased to have produced substantial profitable growth for the second quarter of 2006. We attribute the growth in our net sales to the five acquisitions that we completed in the 12 months ended June 30, 2006 and to the continued growth in our historical pharmacies. It was primarily through these two avenues of growth that we expanded the number of patients served by 97% to more than 16,500 year over year in June. As anticipated, this growth provided additional leverage of our SG&A expenses, which fell as a percentage of sales to 13.0% for the second quarter 2006 from 14.0% for the same quarter last year.

- MORE -

ALLI Reports Second Quarter Results Page 2 August 8, 2006

“The Company’s gross profit margin of 14.1% for the second quarter was less than we expected due to several factors. The gross margin on the acquired patients from Whittier was less than we had anticipated based on its historical, pre-acquisition performance. Our North American Home Health Supply (“NAHH”) business experienced reduced gross margins due to unanticipated changes in reimbursement by Medi-Cal for one of our nutritional products. Finally, our rebates which we receive from manufacturers through one of our purchasing organizations were significantly and unexpectedly reduced in the second quarter. We are continuing our efforts to increase the margins in all areas of our business.

“We continue to make progress on Oris. By the end of the second quarter, we had agreements with 19 clinics that serve approximately 24,000 HIV/AIDS patients to implement Oris software. As we progress through the remainder of 2006, we believe we are positioned to significantly expand the number of patients who use our pharmacy services through Oris, and we continue to have a goal of adding approximately 2,000 of these patients in the second half of the year. During the second quarter, the number of Oris patients increased by 128 to 1,169. None of these patients require a payment under the earnout agreement.”

Guidance
The Company today provided financial guidance for the third quarter of 2006 and withdrew all guidance previously issued by the Company. This new guidance, which assumes a 40% tax rate, does not include the impact of any future acquisitions or the addition of new Oris/LabTracker patients.

Three Months Ending
Sept. 30, 2006
(Guidance)
Net sales (millions)	$ 58 - 60
Earnings per diluted share	$ 0.04-0.06

Mr. Moran said, “Having expanded rapidly since becoming a public company, we have created the critical mass to achieve continued profitable growth, as well as the financial position to support our long-term growth strategies. Due to this recent expansion, we have also experienced several challenges that are inherent risks to pursuing a growth strategy and that have affected our gross margin and limited our earnings visibility. As a result, we are providing guidance only for the next quarter.

“We remain confident about the market opportunity to use our specialty pharmacy and disease management services to improve the health of our expanding patient population and reduce their treatment costs. Because of the value produced by these services in an expanding market, we continue to believe that we can address these challenges and will work to deliver long-term revenue and earnings growth and, thereby, enhance stockholder value.”

Conference Call Information
A conference will be held at 4:30 p.m. EDT; 1:30 p.m. PST on August 8, 2006. To join the call, please dial (913) 981-5544 from the U.S. or abroad. The conference call will also be webcast on Allion Healthcare’s website at www.allionhealthcare.com. To join the webcast, please go to Allion Healthcare’s web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the conference call will be available from 7:30 p.m. EDT on Tuesday, August 8, 2006 through August 15, 2006 by dialing (719) 457-0820 from the U.S. or abroad and entering confirmation code 1514991. The audio webcast will also be available on the Company's website for 30 days.

- MORE -

ALLI Reports Second Quarter Results Page 3 August 8, 2006

About Allion Healthcare, Inc.
Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors, to improve clinical outcomes and reduce treatment costs for patients.

Safe Harbor Statement
Certain statements included in this press release, which are not historical facts, are forward-looking statements such as statements about our future margins, growth, addition of Oris/LabTracker patients and guidance regarding our possible future financial performance. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, competitive pressures and our ability to compete successfully, changes in reimbursement for patients who are “dual-eligible” and other changes in customer mix, changes in third party reimbursement rates, our qualification for preferred reimbursement rates in California and New York, changes in government regulations or the interpretation of these regulations, our ability to manage growth successfully, our ability to gain synergies and other benefits, including favorable contributions to our operations and financial condition, from anticipated and completed acquisition transactions, difficulties relative to integrating acquired businesses including those associated with the accounting and tax treatment of acquisitions and our ability to maintain effective disclosure controls and procedures and internal control over financial reporting following acquisitions, decisions by LabTracker subscribers not to use our services, and asserted and unasserted claims, any or all of which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Contact:
Allion Healthcare, Inc.	Corporate Communications Inc.
Jim Spencer, Chief Financial Officer	Scott Brittain
(631) 870-5126	(615) 254-3376
scott.brittain@cci-ir.com

- MORE -

ALLI Reports Second Quarter Results Page 4 August 8, 2006

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	At June 30, 2006	At December 31,
	(UNAUDITED)	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,641,799	$3,845,037
Short term investments and securities held for sale	1,500,000	23,000,553
Accounts receivable, (net of allowance for doubtful accounts of $489,531 in 2006 and $282,824 in 2005)	19,170,027	14,640,304
Inventories	4,794,277	3,228,225
Prepaid expenses and other current assets	1,076,875	762,466
Total current assets	53,182,978	45,476,585
Property and equipment, net	928,366	671,396
Goodwill	30,979,517	19,739,035
Intangible assets	33,324,279	20,314,866
Other assets	89,814	87,123
Total Assets	$118,504,954	$86,289,005
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$17,027,790	$17,205,977
Notes payable-subordinated	691,284	675,000
Current portion of capital lease obligations	66,459	107,379
Other current liabilities	4,926	—
Total current liabilities	17,790,459	17,988,356
LONG TERM LIABILITIES:
Notes payable - subordinated	—	682,710
Capital lease obligations	69,789	92,818
Deferred income taxes	328,054	153,000
Other	59,027	28,892
Total liabilities	18,247,329	18,945,776
COMMITMENTS & CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value, shares authorized 20,000,000; issued and outstanding 0 at June 30, 2006 and December 31, 2005	—	—
Common stock, $.001 par value; shares authorized 80,000,000; issued and outstanding 16,203,166 at June 30, 2006 and 12,956,382 at December 31, 2005.	16,203	12,956
Additional paid-in capital	109,870,173	78,778,705
Accumulated deficit	(9,692,206)	(11,486,985)
Accumulated other comprehensive income	63,455	38,553
Total stockholders’ equity	100,257,625	67,343,229
Total liabilities and stockholders’ equity	$118,504,954	$86,289,005

- MORE -

ALLI Reports Second Quarter Results Page 5 August 8, 2006

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Net sales	$51,971,680	$28,582,099	$93,256,882	$51,277,848
Cost of goods sold	44,665,004	24,440,885	79,296,123	43,563,031
Gross profit	7,306,676	4,141,214	13,960,759	7,714,817
Operating expenses:
Selling, general and administrative expenses	6,753,337	3,987,683	12,553,639	7,435,911
Operating income	553,339	153,531	1,407,120	278,906
Interest income (expense)	366,981	(1,417,634)	777,817	(1,524,573)
Other income	—	373,744	102	373,744
Income (loss) from continuing operations before taxes	920,320	(890,359)	2,185,039	(871,923)
Provision for taxes	258,562	—	390,260	—
Income (loss) before discontinued operations	661,758	(890,359)	1,794,779	(871,923)
Loss from discontinued operations	—	(5,210)	—	(10,550)
Net income (loss)	$661,758	($895,569)	$1,794,779	($882,473)
Deemed dividend on preferred stock	—	1,338,047	—	1,338,047
Net income (loss) available to common shareholders	$661,758	($2,233,616)	$1,794,779	($2,220,520)

Basic & diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.04	($0.55)	$0.11	($0.62)
Loss from discontinued operations	—	—	—	—
Earnings (loss) per share	$0.04	($0.55)	$0.11	($0.62)

Basic weighted average of common shares outstanding	16,190,298	4,069,802	15,693,937	3,587,580
Diluted weighted average of common shares outstanding	17,235,908	4,069,802	16,917,646	3,587,580

- MORE -

ALLI Reports Second Quarter Results Page 6 August 8, 2006

RECONCILIATION OF NET INCOME TO EBITDA, EXCLUDING OTHER INCOME (UNAUDITED)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Net income (loss)	$661,758	$(895,569)	$1,794,779	$(882,473)
Loss from discontinued operations	—	5,210	—	10,550
Provision for taxes	258,562	—	390,260	—
Interest (income) expense	(366,981)	1,417,634	(777,817)	1,524,573
Other (income)	—	(373,744)	(102)	(373,744)
Depreciation and amortization	936,241	387,083	1,672,676	685,127
EBITDA, excluding other income	$1,489,580	$540,614	$3,079,796	$964,033

EBITDA excluding other income refers to net income before interest, income tax expense, and depreciation and amortization excluding other income. Allion considers EBITDA excluding other income to be a good indication of the Company’s ability to generate cash flow in order to liquidate liabilities and reinvest in the Company. EBITDA excluding other income is not a measurement of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance.

- END -